EXHIBIT 99.1
Celanese Announces Pricing of Tender Offers for its Subsidiaries’ Senior Discount Notes and Senior Subordinated Notes; Receipt of Requisite Consents
DALLAS, March 20, 2007 — Celanese Corporation (NYSE: CE), a global hybrid chemical company, today announced that its subsidiaries Crystal US Holdings 3 L.L.C., Crystal US Sub 3 Corp. (together, the “Crystal entities”) and Celanese US Holdings LLC (formerly BCP Crystal US Holding Corp.) have determined the price to be paid in their previously announced tender offers for any and all of the Senior Discount Notes of the Crystal entities and any and all of the Senior Subordinated Notes of Celanese US Holdings LLC. The tender offers and the consent solicitations are described in the Offer to Purchase and Consent Solicitation Statement dated March 6, 2007.
The pricing information for the tender offers was calculated as of 2:00 p.m., New York City time, on March 19, 2007, and is set forth in the table below.

	First Call	First Call	Reference	Reference	Fixed	Tender	Total	Consent	Tender Offer
Notes	Date	Price	Security	Yield	Spread	Offer Yield	Consideration	Payment	Consideration

10% Series A Senior Discount Notes due October 1, 2014	October 1, 2009	$1050.00	3.375% U.S. Treasury Note due September 15, 2009	4.578%	50 basis points	5.078%	$926.54	$35	$891.54

10 1/2% Series B Senior Discount Notes due October 1, 2014	October 1, 2009	$1052.50	3.375% U.S. Treasury Note due September 15, 2009	4.578%	50 basis points	5.078%	$928.75	$35	$893.75

9 5/8% Senior Subordinated Notes due June 15, 2014	June 15, 2009	$1048.13	4.875% U.S. Treasury Note due May 15, 2009	4.603%	50 basis points	5.103%	$1,135.92	$35	$1,100.92

10 3/8% Senior Subordinated Notes due June 15, 2014	June 15, 2009	€1051.88	3.25% German Bund due April 17, 2009	3.939%	50 basis points	4.439%	€1,170.09	€35	€1,135.09
The detailed methodology for calculating the total consideration is outlined in the Offer to Purchase and Consent Solicitation Statement. Holders who validly tender their Notes after the consent time but at or prior to the expiration time (as defined below) will be eligible to receive the applicable tender offer consideration for such Notes as set forth above, but will not receive the consent payment.
Celanese also announced that the consent time in connection with the tender offers occurred on March 19, 2007 at 5:00 p.m., New York City time. As of the consent time, the Crystal entities had received tenders of notes and deliveries of consents from holders of approximately $553 million aggregate principal amount of the Senior Discount Notes (representing 99.8% of the outstanding principal amount thereof). As of the consent time, Celanese US Holdings LLC had received tenders and deliveries of consents from holders of approximately $793 million aggregate principal amount of U.S. dollar denominated Senior Subordinated Notes (representing 99.6% of the outstanding principal amount thereof) and approximately €120 million aggregate principal amount of Euro denominated Senior Subordinated Notes (representing 92.4% of the outstanding principal amount thereof).
The supplemental indentures relating to the Senior Discount Notes and the Senior Subordinated Notes will be promptly executed by the applicable company, the Trustee, and the applicable guarantors, but will not become operative until the Notes are accepted for purchase and payment pursuant to the tender offers.
As previously announced, the tender offers will expire at 12:00 midnight, New York City time, on April 2, 2007 (the “Expiration Time”), or such later date and time to which the Expiration Time is extended. Tenders of Notes made prior to the consent time may no longer be withdrawn.
The tender offers and consent solicitations remain subject to the conditions that are set forth in the Offer to Purchase and Consent Solicitation Statement, including without limitation the entry into a new senior secured credit facility. Subject to applicable law, the companies may waive any condition applicable to the tender offers and extend or otherwise amend the tender offers.
The information agent for the debt tender offers and consent solicitations and tender agent for the U.S. dollar denominated Notes is D.F. King & Co., Inc. The Euro denominated Notes tender agents are Deutsche Bank AG, London Branch and Deutsche Bank Luxembourg S.A. The joint-lead dealer managers for the debt tender offers are Merrill Lynch & Co. and Deutsche Bank Securities Inc. Questions or requests for assistance may be directed to Merrill Lynch & Co. at 212-449-4914 or toll free at 888-654-8637 or to Deutsche Bank Securities Inc. at 212-250-7772. Noteholders with questions or who would like copies of the documents relating to the debt tender offers may call the information agent toll-free at 800-659-5550.
This press release does not constitute an offer or solicitation to purchase or a solicitation of consents with respect to the Notes. That offer or solicitation will be made only by means of the Offer to Purchase and Consent Solicitation Statement. The tender offers do not constitute a public tender offer for the purchase of notes or a public offering of financial instruments to any person to whom it is unlawful to make such an offer.
About Celanese:
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totaled $6.7 billion in 2006, with over 60% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies. Based in Dallas, Texas, the company employs approximately 8,900 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
Forward-Looking Statements:
This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Offer Restrictions
United Kingdom. Each debt tender offer has been issued by and is the sole responsibility of the respective issuer and is only for circulation to noteholders and other persons in the United Kingdom to whom it may lawfully be communicated in accordance with the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, any person satisfying this criteria being referred to as a “relevant person.” This communication may not be acted upon in the United Kingdom by anyone who is not a relevant person.
Republic of Italy. Neither the debt tender offers nor any of the information contained herein constitutes an offer or an invitation to offer to sell or a promotional message of any form to any person (natural or legal) resident in the Republic of Italy to purchase, exchange or acquire the notes, within the meaning of articles 1, lett. (v), and 102. ff, of Legislative Decree February 24, 1998, n. 58. The debt tender offers are not being made and will not be made, directly or indirectly, in or into, whether by mail or by any means or other instrument (including, without limitation, telephonically or electronically) or any facility of a national securities exchange publicly or privately available in the Republic of Italy. An offer to sell should not be made pursuant to the debt tender offers by any such use, means, instrument or facility or from within the Republic of Italy. Doing so may render invalid any purported offer to sell. Accordingly, copies of this statement and any related documents should not be mailed or otherwise forwarded, distributed or sent in, into or from the Republic of Italy and persons receiving such documents must not forward, distribute or send them in, into or from the Republic of Italy. Therefore, noteholders are hereby notified that, to the extent such noteholders are Italian residents or are located in the Republic of Italy, the debt tender offers are not available to them and, as such, any acceptance instruction on whatever form received from such person shall be void. Any person who may have a legal or contractual obligation to forward this statement and any related offer documents in the Republic of Italy should read this statement before doing so. No prospectus will be lodged with, or registered by, the Commissione Nazionale per le Societa e la Borsa (CONSOB) in respect of the debt tender offers. Accordingly, neither this statement nor any other material relating to the debt tender offers may be distributed or made available in the Republic of Italy.
Belgium. The debt tender offers are exclusively conducted under applicable private placement exemptions and therefore they have not been, and will not be notified to, and any other offering material relating to the debt tender offers has not been, and will not be, approved by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) pursuant to the Belgian laws and regulations applicable to the public offering of securities. Accordingly, the debt tender offers as well as any other materials relating to the debt tender offers may not be advertised, offered or distributed in any other way, directly or indirectly, to any other person located and/or resident in Belgium other than in circumstances which do not constitute an offer to the public in Belgium pursuant to the Belgian law of 22 April 2003 on the public offering of securities (loi relative aux offers publiques de titres/ /wet betreffende de openbare aanbieding van effecten) and the Belgian Royal Decree of 7 July 1999 on the public nature of financial transactions (Koninklijk Besluit over het openbaar karakter van financiele verrichtingen/ Arrête Royal relatif au caractère public des opérations financières).
France. The debt tender offers do not constitute a public tender offer for the purchase of Notes nor a public offering of financial instruments in France (“appel public à l’épargne”), as defined in article L. 411-1 of the French Code Monétaire et Financier. Only providers of investment services relating to portfolio management for the account of third parties and/or qualified investors (“investisseurs qualifies”) acting for their own account, all as defined in Articles L.411-1, L.411-2 and D.411.1 to D. 411-4 of the French Code Monetaire et Financier, are eligible to offer to sell notes.
As required by article 211-4 of the General Regulations of the Autorité des Marchés Financiers, such providers of investment services relating to portfolio management for the account of third parties and/or qualified investors are informed that: (i) this Memorandum has not been submitted and will not be submitted to the clearance procedures of the Autorité des Marches Financiers in France ; (ii) with respect only to qualified investors, they must participate in the debt tender offers on their own account, in the conditions set out in articles D. 411-1, D. 411-2, D.734-1, D. 744-1, D. 754-1 and D.764-1 of the French Code Monétaire et Financier.
The offers to purchase and consent solicitation statements do not constitute and may not be used for or in connection with either an offer to any person to whom it is unlawful to make such an offer or a solicitation (“démarchage”) by anyone not authorised so to act in accordance with articles L. 341-3, L. 341-4 and L. 341-7 of the French Code Monétaire et Financier. Accordingly, the tender offers will not be proposed, under any circumstances, directly or indirectly, to the public in France.
SOURCE: Celanese Corporation.

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